EXHIBIT 23-a



                        Consent of Independent Auditors


We consent to the incorporation by reference in this Annual Report
(Form 10-K) of SBC Communications Inc. (SBC) of our report dated February 12, 1999, included in the 1998 Annual Report to Shareowners of SBC.

Our audits also included the financial statement schedules of SBC listed in
Item 14(a). These schedules are the responsibility of SBC's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedules referred to above, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.

We also consent to the incorporation by reference in the Registration Statements (Form S-8) pertaining to the SBC Savings Plan and the SBC Savings and Security Plan and certain other plans (Nos. 333-24295 and 333-66105), the Stock Savings Plan (Nos. 33-37451 and 33-54291), the SBC Communications Inc. 1992 Stock Option Plan (No. 33-49855), the SBC Communications Inc. 1995 Management Stock Option Plan (Nos. 33-61715 and 333-49343), the SBC Communications Inc. 1996 Stock and Incentive Plan (No. 333-30669), and in the Registration Statements (Form S-3) pertaining to the SBC Communications Inc. Direct Stock Purchase and Reinvestment Plan (Nos. 333-08979, 333-44553, and 333-02587 (originally filed on Form S-4)), and SBC Communications Capital Corporation and SBC Communications Inc. (Nos. 33-45490 and 33-56909), and in the Registration Statement (Form S-4) pertaining to SBC Communications Inc. (No. 333-45837), and in the related Prospectuses, of our report dated February 12, 1999, with respect to the consolidated financial statements incorporated herein by reference, and our report included in the preceding paragraph with respect to the financial statement schedules included in this Annual Report (Form 10-K) for the year ended December 31, 1998.




                                                ERNST & YOUNG LLP

San Antonio, Texas
March 8, 1999